Exhibit 99.1

19. Reportable Segments and Geographic Information

Reportable Segments – [Omitted.]

LiveWire sells electric motorcycles, electric balance bikes for kids, parts and accessories and apparel in the United States and certain international markets. Electric motorcycles, related parts and accessories and apparel are sold at wholesale to a network of independent dealers and at retail through a company-owned dealer and through online sales. Electric balance bikes and related parts and accessories are sold through independent retail partners and distributors and direct to consumers online.

[Omitted.]

Selected segment information is set forth below for the years ended December 31, (in thousands):

	2022	2021	2020
[Omitted]:
[Omitted]
LiveWire:
Revenue	46,833	35,806	30,863
Gross profit	2,904	(2,574)	(24,956)
Selling, administrative and engineering expense	88,219	65,608	52,099

Operating loss	(85,315)	(68,182)	(77,055)
[Omitted]:

[Omitted]

[Omitted.]

Additional segment information is set forth below as of December 31, (in thousands):

	[Omitted]	LiveWire	[Omitted]	[Omitted]
2022:
Assets		$351,422
Depreciation and amortization		$4,401
Capital expenditures		$14,081
2021:
Assets		$61,952
Depreciation and amortization		$4,718
Capital expenditures		$9,951
2020:
Assets		$51,740
Depreciation and amortization		$3,942
Capital expenditures		$3,243

Geographic Information – Included in the Consolidated financial statements are the following amounts relating to geographic locations for the years ended December 31, (in thousands):

	2022	2021	2020
[Omitted]:

[Omitted]

LiveWire revenue(a):
United States	36,256	24,633	21,462
International	10,577	11,173	9,401

	$46,833	$35,806	$30,863

[Omitted]:

[Omitted]

[Omitted]:

[Omitted]

(a)	Revenue is attributed to geographic regions based on location of customer.

2